Exhibit 1.01

Conflict Minerals Report

Xerox Holdings Corporation

Xerox Corporation

For the Year Ended December 31, 2023

This report for the year ended December 31, 2023 is made by Xerox Holdings Corporation and its subsidiaries, including Xerox Corporation, (collectively, Xerox) in compliance with Rule 13p-1 under the Securities Exchange Act of 1934 (the Rule).

The Rule was adopted by the Securities and Exchange Commission (SEC) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals that are necessary to the functionality or production of their products. Conflict minerals are defined as cassiterite, columbite-tantalite, gold, wolframite and their derivatives, which are limited to tin, tantalum, tungsten and gold (3TG). These requirements apply to registrants regardless of the geographic origin of the conflict minerals and whether or not the trading in those minerals benefits armed groups.

If a registrant has reason to believe that any of the conflict minerals in their supply chain may have originated in the Democratic Republic of the Congo (DRC) or an adjoining country (the Covered Countries), or a registrant is unable to determine the country of origin of those conflict minerals, then the registrant must exercise due diligence on the source and chain of custody of those conflict minerals. The registrant must annually submit a specialized disclosure (Form SD) and Conflict Minerals Report (CMR) to the SEC that includes a description of those due diligence measures.

1. COMPANY OVERVIEW

Xerox is a workplace technology company, building and integrating software and hardware for enterprises large and small. As customers seek to manage information and document workflows across digital and physical platforms, we deliver a seamless, secure and sustainable experience. Whether inventing the copier, the Ethernet, the laser printer or more, Xerox has long defined the modern work experience and continues to do so with investments in artificial intelligence (AI), augmented reality (AR)-driven service experiences, robotic process automation (RPA) and other technologies that enable Xerox to deliver essential products and services to address productivity challenges of a hybrid workplace and distributed workforce. .Xerox products and services are more fully described on our Xerox website, which can be accessed at www.xerox.com.

The content of any website referred to in this CMR is included for general information only and is not incorporated by reference in this Report.

2. OUR CONFLICT MINERALS PROGRAM

2.1 Supply Chain - Reasonable Country of Origin Inquiry

Xerox is many steps removed from the mining of conflict minerals. The origin of conflict minerals cannot be determined with any certainty once the raw ores are smelted, refined and converted to ingots, bullion or other conflict mineral containing derivatives. The 3TG smelters or refiners are consolidating points for raw ore and are in the best position in the total supply chain to know the origin of the ores. Xerox has conducted an analysis of our products and found that, although we do not directly purchase conflict minerals from our suppliers, Xerox purchases products, component parts and materials that contain metals, some of which contain conflict minerals. We rely on our Tier 1 suppliers to provide information on the origin of the conflict minerals contained in components that are included in our products by using the RMI Conflict Minerals Reporting Template (CMRT), which allows us to perform our Reasonable Country of Origin Inquiry (RCOI).

2.2 Supplier Risk Assessment

Because of the size of our company, the complexity of our products and the depth and breadth of our supply chain, it is difficult to identify sources upstream from our direct suppliers. As a result, Xerox conducted a product review to determine products in scope and developed a supplier risk assessment process, through which the conflict minerals program is implemented, managed and monitored. With a goal of targeting 3TG minerals, this risk assessment process was developed to identify those suppliers whose products may contain the presence of tin, tantalum, tungsten and gold.

We conducted a survey of these suppliers to determine whether the conflict minerals in components contained in our products originated from the DRC or adjoining countries. This supply-chain survey was conducted with our Tier 1 production suppliers using the CMRT, which contains questions about the facilities used to process these minerals, as well as supplier RCOI. The goal of this activity was to identify, where applicable, the 3TG smelters or refiners who contribute refined conflict minerals to Xerox components, assemblies and Original Equipment Manufacturer (OEM) Products. The CMRT was developed to facilitate disclosure and communication of information regarding smelters or refiners that provide material to a company’s supply chain. It includes questions regarding a company’s conflict-free policy, engagement with its direct suppliers, and a listing of the smelters or refiners the company and its suppliers use. Our supplier survey request also included the Responsible Minerals Initiative (RMI), informational links on available conflict mineral and smelter information. In 2023, Xerox surveyed 113 suppliers with an 89% response rate, estimated to represent over 83% of production spend of 3TG surveyed suppliers and 91% of our 2023 total spend with all production suppliers.

The responses contained information regarding the names and locations of 3TG smelters or refiners which process necessary conflict minerals used by our suppliers, which are ultimately incorporated into our products. We have designed and adopted a risk management plan that summarizes our risk mitigation efforts. Under our risk-assessment process, we perform due diligence reviews of supplier responses for their use of 3TG and conduct follow-up actions on suppliers, encouraging further requests for accurate, complete or missing template information where responses identified red flags based on our risk assessment of the level of risk of the commodities supplied to us.

In 2023, we partnered with Assent Compliance and continued to refine our process of evaluating the CMRTs to assist with our ongoing risk assessment by analyzing supplier responses and providing feedback to suppliers on errors and corrections. We also provide a hot-line for supplier communication. In addition, we provide monthly reports and systematic management reviews to our senior management and elevate non-responsive issues as necessary.

2.3 Company Management Systems

Policy

Xerox has adopted a company policy which is posted on our website under Supplier Governance - Conflict Minerals at www.xerox.com/en-us/about/supplier-relations/governance

Internal Team

Xerox has established a management system for conflict minerals. Our management system includes a Senior Management Steering Committee sponsored by the Chief Operating Officer who reports directly to our CEO and who is responsible for signing the Form SD, as well as senior executives from Global Procurement, Environment Health Safety & Sustainability, and Legal. Our team of functional subject matter experts is responsible for implementing our conflict minerals compliance strategy. Senior management is provided with updates and results of our conflict minerals program efforts on a regular basis.

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2.4 Control Systems

Controls include, but are not limited to, our Code of Business Conduct for our employees, our Supplier Code of Conduct (adopted from the Responsible Business Alliance (RBA), and a conflict minerals contract clause incorporated in our Multi-National Master Purchasing Agreement for new contracts.

Xerox worked with the RBA in the early stages to support the RMI and continues to be a member of the RMI, a group assisting in the development of tools and processes to improve conflict minerals due diligence. As outlined in the Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, 3RD Edition, (OECD 2016), which is the internationally recognized standard on which our company’s system is based. We support the RMI, an industry initiative that audits ‘smelters and refiners’ due diligence activities. The data on which we relied for certain statements in this declaration was obtained through our membership in the RMI, using the RMI Compliant Smelter Sourcing Information Report created specifically for Xerox.

In addition, our current standard supplier contracts also require our suppliers to adopt a policy on the responsible sourcing of minerals, implement due diligence processes to support that policy, and complete and return to Xerox the RMI CMRT.

2.5 Grievance Mechanism

We have multiple long standing grievance mechanisms whereby employees and suppliers can report violations of Xerox policies. This is communicated annually in our employee code of ethics training process and the supplier ethics letter. This mechanism helps us to identify and assess risk.

3. DUE DILIGENCE

3.1 Design of Due Diligence

Xerox designed its due diligence measures to be in conformity, in all material respects, with internationally recognized due diligence framework OECD 2016.

3.2 Smelter or Refiner Results*

Our due diligence process includes participation in RMI and following the OECD implementation framework. We requested that our suppliers complete the CMRT survey in order to obtain information about 3TG smelters or refiners in our supply chain. We have determined that these actions represent the most reasonable effort we can make to determine the mines or locations of origin of the 3TG in our supply chain.

We analyzed and compared all the 3TG smelter and refiners data we received against information obtained from the RMI smelter database. For the calendar year 2023, our due diligence identified 347 smelters and refiners as potential sources of 3TG minerals that were reported to be in our supply chain.

In order to provide compliance status, we completed additional analysis of the 347 smelters and refiners.

Of which** –

•	224 are Responsible Minerals Assurance Process (RMAP) Conformant

•	5 are RMAP Active

•	29 are RMAP Non-Conformant

•

89 are not yet enrolled in the RMAP – Of these 61 require further outreach, 22 are currently subject to RMI due diligence review and 6 communications currently suspended, smelter not interested in participating in RMAP.

Post Covid-19 there have been a dynamic shift in geopolitical scenarios which significantly affected on audits and new guidelines to RMAP activity and had an impact across industries. In addition, recent sanctions enacted in 2022 against a number of Russian smelters has resulted in their removal from the conformant smelter list which is reflected below. We are communicating to our suppliers that they immediately stop doing business with any sanctioned individual or company.

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*	Note: The data above was obtained from the RMI and via Assent Compliance as of 24/04/2024
**	Audit definitions as per RMI - http://www.responsiblemineralsinitiative.org/smelter-links/database-field-definitions/

Smelters or refiners verified as conflict-free or in the audit process** *

Note: The data above was obtained from the RMI and via Assent Compliance as of 24/4/2024

	2016	2017	2018	2019	2020	2021	2022	2023
Tantalum	47 of 53 (89%)	41 of 45 (91%)	40 of 43 (93%)	38 of 38 (100%)	37 of 37 (100%)	35 of 36 (97%)	33 of 34 (97%)	34 of 36 (94%)
Tin	82 of 152 (54%)	79 of 129 (61%)	84 of 124 (68%)	49 of 58 (84%)	66 of 77 (86%)	65 of 81 (80%)	59 of 82 (72%)	67 of 87 (77%)
Tungsten	43 of 49 (88%)	45 of 51 (88%)	44 of 49 (90%)	49 of 52 (94%)	45 of 47 (96%)	46 of 49 (94%)	35 of 50 (70%)	33 of 51 (65%)
Gold	139 of 183 (76%)	143 of 180 (79%)	147 of 181 (81%)	117 of 157 (75%)	126 of 171 (74%)	118 of 173 (68%)	94 of 175 (53%)	90 of 173 (52%)

Total	311 of 437 (71%)	308 of 405 (76%)	315 of 397 (79%)	253 of 305 (83%)	274 of 332 (83%)	264 of 339 (78%)	221 of 342 (65%)	224 of 347 (64.5%)

4. DETERMINATION

The information received from our due diligence efforts from suppliers or other sources is not sufficient to determine the origin of all 3TG our products contain, whether the 3TG come from recycled or scrap sources, the facilities used to process them, their country of origin, or their mine or location of origin. If any supplier reported to us a facility for which we had information that triggered one of our potential risk indicators, then we requested the supplier investigate whether or not that facility contributed 3TG to Xerox products, and if the supplier confirmed that it did, we asked that the supplier remove the facility from our supply chain.

Based on the information provided by our suppliers, we believe that the facilities that may have been used to process the 3TG minerals in our products include the RMI compliant smelters listed in Appendix I below. We have found no reasonable basis for concluding that these refiners, or the other smelters preparing to be audited, sourced 3TG minerals that directly or indirectly finance or benefit armed groups of the conflict region of the Covered Countries.

Based on our due diligence efforts, we do not have sufficient information to conclusively determine the countries of origin of the 3TG minerals in our products or whether the 3TG minerals in our products are from recycled or scrap sources. However, based on the information provided by our suppliers, as well as from the RMI and other sources, we believe that the countries of origin of the 3TG minerals contained in our products include the countries listed in Appendix II below as well as recycled and scrap sources. Pursuant to the Rule, this report is not subject to an independent private sector audit.

Through our participation in the RMI, we continue to support independent third-party audits through the RMI or other third party certification schemes.

In accordance with the OECD Guidance and the Rule, this CMR is available on our website under Supplier Governance - Conflict Minerals at www.xerox.com/en-us/about/supplier-relations/governance.

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5. STEPS TO BE TAKEN IN 2024 TO MITIGATE RISK

Xerox plans to undertake the following steps during 2024 to improve the due diligence conducted in order to further mitigate the risk that the necessary conflict minerals in our products do not benefit armed groups in the DRC or adjoining countries, including:

•	Continue to strengthen engagement with relevant suppliers and to provide training, as appropriate, to help them understand and satisfy Xerox requirements related to 3TG minerals under the Rule.

•	Continue to review the process with distributors submitting CMRT’s and develop best practices in obtaining 3TG mineral data.

•	Continue using internal escalation process within our supply chain organization when working with suppliers to obtain required information.

•	Continue to provide ongoing feedback to suppliers on errors and corrections required in connection with the CMRT assessment and notify suppliers of potential risks identified within the supply chain

•	Continue to participate as a member in the RBA and the RMI, including Conflict Free Smelter Program smelter validation and supplier outreach.

•	Continue to work with the OECD and relevant trade associations to define and improve best practices and build leverage over the supply chain in accordance with the OECD Guidance.

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APPENDIX 1

Smelter or refiner names as reported by the RMI as of 24/4/2024

Metal	Smelter Name	Smelter Facility Location

Gold	Agosi AG	Germany
Gold	Asaka Riken Co., Ltd.	Japan
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Boliden AB	Sweden
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	Chimet S.p.A.	Italy
Gold	DSC (Do Sung Corporation)	Republic of Korea
Gold	Dowa	Japan
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan
Gold	Heraeus Metals Hong Kong Ltd.	China
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Gold	Japan Mint	Japan
Gold	Asahi Refining USA Inc.	United States Of America
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Kazzinc	Kazakhstan
Gold	Kennecott Utah Copper LLC	United States Of America
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	LS-NIKKO Copper Inc.	Republic of Korea
Gold	Materion	United States Of America
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Metalor Technologies (Suzhou) Ltd.	China
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	Metalor USA Refining Corporation	United States Of America
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	Royal Canadian Mint	Canada
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province Of China
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	Shandong Gold Smelting Co., Ltd.	China
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	Torecom	Republic of Korea

Gold	United Precious Metal Refining, Inc.	United States Of America
Gold	Western Australian Mint (T/a The Perth Mint)	Australia
Gold	Yamakin Co., Ltd.	Japan
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil
Gold	Argor-Heraeus S.A.	Switzerland
Gold	Asahi Pretec Corp.	Japan
Gold	Aurubis AG	Germany
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Heimerle + Meule GmbH	Germany
Gold	Heraeus Germany GmbH Co. KG	Germany
Gold	Asahi Refining Canada Ltd.	Canada
Gold	Metalor Technologies S.A.	Switzerland
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico
Gold	Nihon Material Co., Ltd.	Japan
Gold	MKS PAMP SA	Switzerland
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium
Gold	WIELAND Edelmetalle GmbH	Germany
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	Chugai Mining	Japan
Gold	LT Metal Ltd.	Republic of Korea
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
Gold	Jiangxi Copper Co., Ltd.	China
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	PX Precinox S.A.	Switzerland
Gold	SEMPSA Joyeria Plateria S.A.	Spain
Gold	Valcambi S.A.	Switzerland
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China
Gold	SAFINA A.S.	Czechia
Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland
Gold	T.C.A S.p.A	Italy
Gold	REMONDIS PMR B.V.	Netherlands
Gold	Korea Zinc Co., Ltd.	Republic of Korea
Gold	TOO Tau-Ken-Altyn	Kazakhstan
Gold	Abington Reldan Metals, LLC	United States Of America
Gold	L’Orfebre S.A.	Andorra
Gold	Italpreziosi	Italy
Gold	SungEel HiMetal Co., Ltd.	Republic of Korea
Gold	Planta Recuperadora de Metales SpA	Chile

Gold	NH Recytech Company	Republic of Korea
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa
Gold	WEEEREFINING	France
Gold	Gold by Gold Colombia	Colombia
Gold	Coimpa Industrial LTDA	Brazil
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	AMG Brasil	Brazil
Tantalum	Metallurgical Products India Pvt., Ltd.	India
Tantalum	Mineracao Taboca S.A.	Brazil
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan
Tantalum	NPM Silmet AS	Estonia
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China
Tantalum	Telex Metals	United States Of America
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	D Block Metals, LLC	United States Of America
Tantalum	FIR Metals & Resource Ltd.	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Tantalum	KEMET de Mexico	Mexico
Tantalum	TANIOBIS Co., Ltd.	Thailand
Tantalum	TANIOBIS GmbH	Germany
Tantalum	Materion Newton Inc.	United States Of America
Tantalum	TANIOBIS Japan Co., Ltd.	Japan
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany
Tantalum	Global Advanced Metals Boyertown	United States Of America
Tantalum	Resind Industria e Comercio Ltda.	Brazil
Tantalum	Jiangxi Tuohong New Raw Material	China
Tantalum	QuantumClean	United States Of America
Tantalum	Taki Chemical Co., Ltd.	Japan
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China
Tantalum	PowerX Ltd.	Rwanda
Tin	Alpha	United States Of America
Tin	Dowa	Japan
Tin	EM Vinto	Plurinational State Of Bolivia
Tin	Fenix Metals	Poland

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin	China Tin Group Co., Ltd.	China
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Metallic Resources, Inc.	United States Of America
Tin	Mineracao Taboca S.A.	Brazil
Tin	Minsur	Peru
Tin	Mitsubishi Materials Corporation	Japan
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	Operaciones Metalurgicas S.A.	Plurinational State Of Bolivia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Refined Bangka Tin	Indonesia
Tin	PT Timah Tbk Kundur	Indonesia
Tin	PT Timah Tbk Mentok	Indonesia
Tin	Rui Da Hung	Taiwan, Province Of China
Tin	Thaisarco	Thailand
Tin	Magnu’s Minerais Metais e Ligas Ltda.	Brazil
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	Jiangxi New Nanshan Technology Ltd.	China
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT Babel Surya Alam Lestari	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China
Tin	CV Venus Inti Perkasa	Indonesia
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	Aurubis Beerse	Belgium
Tin	Aurubis Berango	Spain
Tin	PT Menara Cipta Mulia	Indonesia
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China
Tin	PT Bangka Serumpun	Indonesia
Tin	Tin Technology & Refining	United States Of America
Tin	CRM Synergies	Spain
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China
Tin	PT Aries Kencana Sejahtera	Indonesia
Tin	PT Premium Tin Indonesia	Indonesia
Tin	Estanho de Rondonia S.A.	Brazil
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT Timah Nusantara	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	PT Tommy Utama	Indonesia

Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil
Tin	CV Ayi Jaya	Indonesia
Tin	PT Cipta Persada Mulia	Indonesia
Tin	Resind Industria e Comercio Ltda.	Brazil
Tin	Super Ligas	Brazil
Tin	PT Bangka Prima Tin	Indonesia
Tin	PT Sukses Inti Makmur	Indonesia
Tin	PT Rajawali Rimba Perkasa	Indonesia
Tin	Luna Smelter, Ltd.	Rwanda
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China
Tin	PT Mitra Sukses Globalindo	Indonesia
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil
Tin	DS Myanmar	Myanmar
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia
Tin	PT Rajehan Ariq	Indonesia
Tin	HuiChang Hill Tin Industry Co., Ltd.	China
Tin	Mining Minerals Resources SARL	Democratic Republic of Congo
Tungsten	A.L.M.T. Corp.	Japan
Tungsten	Kennametal Huntsville	United States Of America
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	Global Tungsten & Powders LLC	United States Of America
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China
Tungsten	Kennametal Fallon	United States Of America
Tungsten	Wolfram Bergbau und Hutten AG	Austria
Tungsten	Xiamen Tungsten Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China
Tungsten	H.C. Starck Tungsten GmbH	Germany
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany
Tungsten	Masan High-Tech Materials	Viet Nam
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	China Molybdenum Tungsten Co., Ltd.	China
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines

Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province Of China
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam
Tungsten	Niagara Refining LLC	United States Of America
Tungsten	Hubei Green Tungsten Co., Ltd.	China
Tungsten	Cronimet Brasil Ltda	Brazil
Tungsten	Tungsten Vietnam Joint Stock Company	Viet Nam
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	China

APPENDIX II

Known countries of origin from which conformant 3TG minerals refiners source **

China	Namibia	Angola	Israel

Brazil	Luxembourg	Estonia	Poland

Japan	Taiwan	Andorra	Burkina Faso

Canada	Russian Federation	Tanzania	Kyrgyzstan

Chile	Niger	Congo	Netherlands

Malaysia	Switzerland	Egypt	Aland Islands

India	Thailand	Singapore	Guatemala

Peru	Democratic Republic of Congo	Zambia	Morocco

Argentina	Mexico	Ghana	New Zealand

Australia	Nigeria	Djibouti	Suriname

Austria	Mozambique	Sudan	Uganda

Germany	Rwanda	South Sudan	Azerbaijan

Korea	Hong Kong	Turkey	Bahamas

Colombia	Ireland	Viet Nam	Barbados

Mongolia	Bolivia	Italy	Belarus

Guyana	France	Uzbekistan	Bermuda

United States	Panama	Madagascar	Finland

Ethiopia	Eritrea	Papua New Guinea	Honduras

Ecuador	South Africa	Saudi Arabia	Nicaragua

Indonesia	Spain	United Arab Emirates	American Samoa

Portugal	Zimbabwe	Jersey	Aruba

Cambodia	Sierra Leone	Armenia	Dominica

Belgium	United Kingdom	Benin	Georgia

Kazakhstan	Philippines	Liechtenstein	Lithuania

Myanmar	Burundi	Mali	Samoa

Hungary	Guinea	Sweden	Afghanistan

Albania	Guam	Senegal	Dominican Republic

Bulgaria	Kenya	Slovakia	Norway

Central African Republic	Liberia	Slovenia	Tajikistan

Czechia	Mauritania

**	As per RMI Compliant Smelter Sourcing RCOI information as of 13/4/2024